Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement (No. 333-284964) on Form S-1 of Bolt Projects Holdings, Inc. of our report dated March 18, 2025, relating to the consolidated financial statements of Bolt Projects Holdings, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina
March 25, 2025